UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

Asyst Technologies, Inc.

(Exact Name of Registrant, as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	000-22430 (Commission File Number)	94-2942251 (IRS Employer Identification Number)

48761 Kato Road, Fremont, California (Address of Principal Executive Offices)	94538 (Zip Code)

Registrant’s telephone number, including area code: (510) 661-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

     On May 18, 2005, the Asyst Board of Directors approved for each non-employee director for the fiscal year 2006 ending March 31, 2006 an award of 13,000 shares which vest in increments of one third on each of March 31, 2006, March 31, 2007 and May 18, 2008. This award is in lieu of the annual option grant previously provided under our non-employee director compensation arrangements.

     On May 16, 2005, the Compensation Committee of the Asyst Board of Directors approved for the fiscal year 2006 ending March 31, 2006 the following equity awards and base salary for the executive officers listed below. The following table does not reflect certain additional option awards to the listed officers made under the forms of award agreements previously filed.

	Stock Awards & Shares
Name and Office	Underlying Options	Base Salary
Stephen S. Schwartz	A: 20,000 shares	$375,000
Chairman, Chief Executive Officer & President	B: 20,000 shares
	C: 30,000 shares
	D: 50,000 option shares
Anthony C. Bonora	A: 10,000 shares	$275,000
Executive Vice President of Research & Development,	B: 10,000 shares
Chief Technical Officer, Asyst Fellow	C: 12,500 shares
Warren C. Kocmond	A: 10,000 shares	$300,000
Senior Vice President, Chief Operations Officer	B: 10,000 shares
	C: 15,000 shares
Robert J. Nikl	A: 7,500 shares	$265,000
Senior Vice President, Chief Financial &	B: 7,500 shares
Accounting Officer	C: 5,000 shares
Steve Debenham	A: 5,000 shares	$225,000
Vice President, General Counsel & Secretary	B: 5,000 shares
	C: 12,500 shares

Stock Award A:	Vests in increments of one third on each of March 31, 2006, March 31, 2007 and May 16, 2008

Stock Award B:	Vests on May 16, 2008, in increments of 100%, 50% or 0% of these shares, respectively, if Asyst’s market capitalization as of March 31, 2008 has appreciated relative to a group of semiconductor capital equipment companies

Stock Award C:	Vests in full on July 1, 2006, if Asyst meets operating objectives on the basis of earnings per share determined for its fiscal year ended March 31, 2006

Option Award D:	Vests as of the date that the closing price per share of Asyst common stock is $15.00 or more, as reported on NASDAQ for each of ten consecutive trading days

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All of the equity awards have been made pursuant to the Asyst 2003 Equity Incentive Plan (as amended by shareholders at the annual meeting on September 21, 2004). The option awards have 6-year terms, and vesting of the equity awards is subject to continued service and/or employment with Asyst, in addition to other conditions summarized above.

The Compensation Committee also established a target cash bonus amount and performance objectives for each of the Company’s executive officers under the Company’s annual incentive program for its fiscal year 2006. The target bonus amounts for the individual executive officers range from 50% to 125% of base salary. The Compensation Committee has the discretion to award to individual officers more or less than the target bonus amount, based on the Committee’s assessment of an individual’s performance against identified individual objectives. The Compensation Committee will determine the bonus program fund based on the company’s reported earnings per share for its fiscal year ended March 31, 2006.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.

Date: May 20, 2005	By:	/s/ Steve Debenham

Steve Debenham Vice President, Secretary, and General Counsel

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